UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: February 19, 2014
(Date of earliest event reported February 14, 2014)

ADS Waste Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-191109	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32801
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On February 14, 2014, ADS Waste Holdings, Inc. (the “Company”) amended (the “Amendment”) its Senior Secured Credit Agreement dated as of October 9, 2012 and as amended, restated, modified and/or supplemented from time to time (as so amended by the Amendment, the “Amended Credit Agreement”) with the lenders party thereto, Deutsche Bank Trust Company Americas (as Administrative Agent and Initial Tranche B-2 Lender), and the other parties thereto. The Amendment, among other things, refinanced and replaced in full the Tranche B Term Loans with new Tranche B-2 Term Loans in like principal amount through a cashless roll exercise on the terms and conditions of the Amended Credit Agreement (with the Initial Tranche B-2 Lender agreeing to provide Tranche B-2 Term Loans in an aggregate principal amount equal to the difference between the outstanding Tranche B Term Loans as at the effective date and the amount of Tranche B Term Loans so converted). Pursuant to the Amendment, the minimum LIBOR floor for the Tranche B-2 Term Loans was reduced from 1.25% to 0.75% per annum.

The description of the Amended Credit Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Amended Credit Agreement.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS WASTE HOLDINGS, INC.

	By:	/s/ Scott Friedlander
	Name:	Scott Friedlander
	Title:	Vice President, General Counsel and Secretary

Dated: February 19, 2014

3